UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2006
SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	2860 (Commission File Number)	20-2226223 (I.R.S. Employer Identification No.)
115 S. Linden Street
Lamoni, Iowa 50140
(Address of principal executive offices)
(641) 784-3510
(Issuer’s telephone number)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Consulting Agreement between John Kliegl and Southern Iowa BioEnergy LLC
     On July 13, 2006, (the “Effective Date”), the Registrant entered into a consulting agreement with John Kliegl. Mr. Kliegl will serve as an independent consultant to the Registrant, a position which includes (i) assistance in planning equity marketing efforts; (ii) training the Registrant’s officers and directors to conduct equity marketing efforts; and (iii) scheduling informational meetings with potential investors to be conducted by the Registrant’s officers and directors. Pursuant to the consulting agreement, we will pay Mr. Kliegl an initial fee of $25,000. In addition, he will be eligible for a conditional bonus of $225,000, payable only if and upon the Registrant’s closing of permanent financing necessary to complete our biodiesel plant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN IOWA BIOENERGY LLC
07/17/06	/s/ William T. Higdon
Date	William T. Higdon, President